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                                                                   EXHIBIT 10.20

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of November 8, 2004, is made by and among SeaBright Insurance Company f/k/a Kemper Employers Insurance Company, an Illinois domiciled insurance company ("Employer"), and John G. Pasqualetto ("Executive").

                                    RECITALS

         WHEREAS, the parties entered into that certain Employment Agreement between Employer and Executive, dated as of September 30, 2003 (the "Agreement");

         WHEREAS, the Board of Directors of the Employer has approved an increase in the annual bonus target amount set forth in Section 3(b) of the Agreement; and

         WHEREAS, the parties desire to amend the Agreement to reflect the increased annual bonus target amount;

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties agree as follows:

         1. Effective as of January 1, 2004, the Agreement is hereby amended by deleting Section 3(b) in its entirety and replacing such section with the following:

         "Executive will be eligible to receive an annual bonus in a target amount equal to 65% of his Base Salary for each calendar year (or portion thereof) during the Period of Employment based upon achievement by Executive and achievement by Employer of performance criteria and other goals established by the Board (after consultation with Executive) on an annual basis prior to commencement of each calendar year or as soon as reasonably practicable thereafter. The bonus payable in respect of any given year (or portion thereof) during the Period of Employment shall be paid within 30 days following the delivery of Employer's annual audited statutory financial statements for such year. The target amount of Executive's bonus as set forth above will be reviewed for market and performance adjustments within thirty (30) days of the beginning of each calendar year during the Period of Employment by the Board and may be adjusted after such review in the Board's sole discretion."

         2. All other sections, paragraphs, provisions, and clauses in the Agreement not so modified remain in full force and effect as originally written.

         3. Certain capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

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         4. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

         5. This Amendment shall be governed by and construed in accordance with the law of the State of Washington.


                                    * * * * *

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         The parties have duly executed this Amendment as of the date first written above.

                                              SEABRIGHT INSURANCE COMPANY
                                              f/k/a/ KEMPER EMPLOYERS
                                              INSURANCE COMPANY


                                              By:  /s/  Richard Gergasko
                                                 -----------------------------
                                              Name:  Richard Gergasko
                                              Its:  Executive Vice President



                                                   /s/  John G. Pasqualetto
                                              --------------------------------
                                              JOHN G. PASQUALETTO